Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2018 THIRD-QUARTER FINANCIAL RESULTS

—Adjusted EPS Higher Than Expected;

Outlook for Fiscal 2018 Net Sales and Adjusted Profitability Affirmed—

Philadelphia, PA — May 7, 2018 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2018 third quarter ended March 31, 2018.

“We continue to make good progress executing on our strategic initiatives,” said Tim Crew, chief executive officer of Lannett.  “During the quarter, we acquired five products from UCB and entered into three new agreements with our strategic alliance partners, which I am delighted to report have progressed and already created new revenue streams.  To further build out our product offering, earlier today we announced the acquisition of a portfolio of primarily oral solution medications, comprised of 23 approved Abbreviated New Drug Applications (ANDAs) and one pending ANDA.  Moreover, we have re-aligned and added depth and expertise to the management team, resulting in improved manufacturing output and a re-invigorated marketing plan to launch our products.

“With regard to our third quarter financial results, profitability on an adjusted basis exceeded our expectations.  Our financial performance reflected the discipline of lower adjusted operating expenses and a mix of positive and negative sales variances to a few of our key products.

“Looking ahead, our plan is to launch over the next several weeks, and into fiscal 2019, a number of our previously approved and recently acquired or in-licensed products.  While these launches will have a marginal financial benefit to our fiscal fourth quarter performance, we expect a more substantive impact on fiscal 2019 financial results.  Also, we continue to be engaged in numerous discussions with existing and new potential partners to add even more products to our portfolio that will further diversify our revenues, provide affordable alternatives for our customers, and enhance our efficiencies and bottom line.”

For the fiscal 2018 third quarter, on a GAAP basis, net sales were $174.4 million compared with $165.7 million for the third quarter of fiscal 2017.  During the third quarter of last year, the company recorded a $4.0 million adjustment to a settlement agreement with one of its customers, which resulted in total net sales for the prior-year period of $161.7 million.  Gross profit was $67.1 million, or 38% of total net sales, compared with $72.4 million, or 45% of total net sales.  Research and development (R&D) expenses of $2.7 million benefited from a cancelled order for pre-launch inventory totaling $3.8 million.  This compares with R&D expenses of $8.3 million for the fiscal 2017 third quarter.  Selling, general and administrative (SG&A) expenses decreased to $14.1 million from $17.6 million.  Restructuring expenses were $1.4 million compared with $1.6 million.  Following a strategic evaluation of its pipeline, the company sold rights to a pipeline product to its development partner for an upfront payment and future payments based on FDA approval and other milestones.  As a result of this transaction, the company recorded a loss on sale of intangible asset of $15.5 million in the current year third quarter.  In the prior-year third quarter, the company recorded acquisition and integration-related expenses of $1.3 million.  Operating income was $33.3 million compared with $43.6 million.  Interest expense was $22.8 million compared with $22.4 million for the third quarter of fiscal 2017.  The company recorded an income tax benefit of $2.3 million versus income tax expense of $7.3 million in the prior-year period.  Net income attributable to Lannett was $12.8 million, or $0.33 per diluted share, compared with $14.9 million, or $0.40 per diluted share, for the fiscal 2017 third quarter.

For the fiscal 2018 third reported on a Non-GAAP basis, adjusted net sales were $174.4 million compared with $165.7 million for the third quarter of fiscal 2017.  Adjusted gross profit was $76.7 million, or 44% of adjusted net sales, compared with $85.5 million, or 52% of adjusted net sales, for the prior-year third quarter.  Adjusted R&D expenses were $2.7 million compared with $8.3 million.  Adjusted SG&A expenses were $14.1 million compared with $17.3 million.  Adjusted operating income was $59.8 million compared with $59.9 million for the prior-year third quarter.  Adjusted interest expense declined to $16.2 million from $16.7 million for the third quarter of fiscal 2017.  Adjusted income tax expense was $13.2 million compared with $15.0 million in the prior-year period.  Adjusted net income attributable to Lannett was $30.5 million, or $0.80 per diluted share, compared with $29.2 million, or $0.77 per diluted share, for the fiscal 2017 third quarter.

Guidance for Fiscal 2018

Based on its current outlook, the company’s fiscal 2018 full year net sales and adjusted profitability is unchanged, although individual elements of its financial guidance from February 7, 2018 have been revised, as follows.

	GAAP	Adjusted
Net sales	$685 million to $695 million, updated from $680 million to $700 million	$685 million to $695 million, updated from $680 million to $700 million
Gross margin %	Approximately 42%, down from 42% to 43%	Approximately 48%, down from 48% to 49%
R&D expense	$30 million to $32 million, down from $36 million to $38 million	$30 million to $32 million, down from $36 million to $38 million
SG&A expense	$79 million to $81 million, Unchanged	$71 million to $73 million, Unchanged
Integration and restructuring related expense	$4 million to $5 million, unchanged	$—
Loss on Sale of Intangible asset	$16 million	$ —
Interest expense and other	$79 million to $80 million, Up from $77 million to $78 million	$62 million to $63 million, Unchanged
Effective tax rate	Approximately 35%, down from approximately 39%	Approximately 28%, up from approximately 27%
Capital expenditures	Approximately $50 million, changed from the range of $45 million to $55 million	Approximately $50 million, changed from the range of $45 million to $55 million

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2018 third quarter ended March 31, 2018.  The conference call will be available to interested parties by dialing 866-436-9172 from the U.S. or Canada, or 630-691-2760 from international locations, passcode 46898785.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, successfully launching and commercializing recently acquired and previously approved products, realizing enhanced efficiencies, successfully consummating transactions with new and existing alliance partners and successfully launching commercializing products included therein, and achieving the financial metrics stated in the company’s guidance for fiscal 2018, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	March 31, 2018	June 30, 2017

ASSETS
Current assets:
Cash and cash equivalents	$114,016	$117,737
Investment securities	9,089	27,091
Accounts receivable, net	238,767	204,066
Inventories	133,290	122,604
Prepaid income taxes	16,563	16,703
Other current assets	10,045	6,592
Total current assets	521,770	494,793
Property, plant and equipment, net	267,398	243,148
Intangible assets, net	420,582	453,861
Goodwill	339,566	339,566
Deferred tax assets	18,713	52,753
Other assets	29,462	19,191
TOTAL ASSETS	$1,597,491	$1,603,312

LIABILITIES
Current liabilities:
Accounts payable	$67,501	$44,720
Accrued expenses	5,832	12,499
Accrued payroll and payroll-related expenses	9,318	4,833
Rebates payable	41,267	44,593
Royalties payable	9,540	3,015
Restructuring liability	3,328	5,431
Settlement liability	—	17,000
Short-term borrowings and current portion of long-term debt	66,845	60,117
Total current liabilities	203,631	192,208
Long-term debt, net	784,689	843,530
Other liabilities	2,199	6,452
TOTAL LIABILITIES	990,519	1,042,190
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 38,176,302 and 37,528,450 shares issued; 37,305,266 and 36,919,296 shares outstanding at March 31, 2018 and June 30, 2017, respectively)	38	37
Additional paid-in capital	303,376	292,780
Retained earnings	317,823	277,774
Accumulated other comprehensive loss	(450)	(222)
Treasury stock (871,036 and 609,154 shares at March 31, 2018 and June 30, 2017, respectively)	(13,815)	(9,247)
Total stockholders’ equity	606,972	561,122
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,597,491	$1,603,312

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2018	2017	2018	2017

Net sales	$174,386	$165,720	$513,652	$498,223
Settlement agreement	—	(4,000)	—	(4,000)
Total net sales	$174,386	$161,720	$513,652	$494,223
Cost of sales	99,036	81,553	267,503	227,527
Amortization of intangibles	8,293	7,737	23,971	24,361
Gross profit	67,057	72,430	222,178	242,335
Operating expenses:
Research and development expenses	2,730	8,340	20,861	30,650
Selling, general, and administrative expenses	14,112	17,629	61,643	56,958
Acquisition and integration-related expenses	—	1,256	83	3,674
Restructuring expenses	1,421	1,568	2,983	5,332
Loss on sale of intangible asset	15,514	—	15,514	—
Intangible asset impairment charges	—	—	—	88,084
Total operating expenses	33,777	28,793	101,084	184,698
Operating income	33,280	43,637	121,094	57,637
Other income (loss):
Investment income	719	1,037	4,208	3,085
Interest expense	(22,842)	(22,373)	(64,440)	(68,700)
Other	(662)	(35)	2,473	(298)
Total other loss	(22,785)	(21,371)	(57,759)	(65,913)
Income (loss) before income tax	10,495	22,266	63,335	(8,276)
Income tax expense (benefit)	(2,275)	7,337	23,286	(2,003)
Net income (loss)	12,770	14,929	40,049	(6,273)
Less: Net income attributable to noncontrolling interest	—	—	—	34
Net income (loss) attributable to Lannett Company, Inc.	$12,770	$14,929	$40,049	$(6,307)

Earnings (loss) per common share attributable to Lannett Company, Inc.:
Basic	$0.34	$0.41	$1.08	$(0.17)
Diluted	$0.33	$0.40	$1.05	$(0.17)

Weighted average common shares outstanding:
Basic	37,136,945	36,849,208	37,064,781	36,785,829
Diluted	38,287,005	37,752,304	38,112,193	36,785,829

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended March 31, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Loss on sale of intangible asset	Operating income	Other income (loss)	Income before income tax	Income tax expense (benefit)	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (g)
GAAP Reported	$174,386	$99,036	$8,293	$67,057	38%	$2,730	$14,112	$—	$1,421	15,514	$33,280	$(22,785)	$10,495	$(2,275)	$12,770	$—	$12,770	$0.33
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(8,293)	8,293		—	—	—	—	—	8,293	—	8,293	—	8,293	—	8,293
Restructuring expenses (c)	—	—	—	—		—	—	—	(1,421)	—	1,421	—	1,421	—	1,421	—	1,421
Loss on sale of intangible asset (d)	—	—	—	—		—	—	—	—	(15,514)	15,514		15,514	—	15,514	—	15,514
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	—	6,642	6,642	—	6,642	—	6,642
Tax adjustments (f)	—	—	—	—		—	—	—	—	—	—	—	—	15,508	(15,508)	—	(15,508)

Non-GAAP Adjusted	$174,386	$97,701	$—	$76,685	44%	$2,730	$14,112	$—	$—	$—	$59,843	$(16,143)	$43,700	$13,233	$30,467	$—	$30,467	$0.80

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude expenses associated with the 2016 Restructuring Plan
(d)	To exclude a loss realized on a sale of an intangible asset
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates

(g)	The weighted average share number for the three months ended March 31, 2018 is 38,287,005 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended March 31, 2017
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (h)
GAAP Reported	$161,720	$81,553	$7,737	$72,430	45%	$8,340	$17,629	$1,256	$1,568	$43,637	$(21,371)	$22,266	$7,337	$14,929	$—	$14,929	$0.40
Adjustments:
Settlement agreement (a)	4,000	—	—	4,000		—	—	—	—	4,000	—	4,000	—	4,000	—	4,000
Depreciation of Fixed Assets step-up (b)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (c)	—	—	(7,737)	7,737		—	(365)	—	—	8,102	—	8,102	—	8,102	—	8,102
Acquisition and integration-related expenses (d)	—	—	—	—		—	—	(1,256)	—	1,256	—	1,256	—	1,256	—	1,256
Restructuring expenses (e)	—	—	—	—		—	—	—	(1,568)	1,568	—	1,568	—	1,568	—	1,568
Non-cash interest (f)	—	—	—	—		—	—	—	—	—	5,688	5,688	—	5,688	—	5,688
Tax adjustments (g)	—	—	—	—		—	—	—	—	—	—	—	7,679	(7,679)	—	(7,679)

Non-GAAP Adjusted	$165,720	$80,218	$—	$85,502	52%	$8,340	$17,264	$—	$—	$59,898	$(15,683)	$44,215	$15,016	$29,199	$—	$29,199	$0.77

(a)	Relates to an adjustment to a settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(d)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(e)	To exclude expenses associated with the 2016 Restructuring Plan
(f)	To exclude non-cash interest expense primarily associated with debt issuance costs
(g)	The tax effect of the pre-tax adjustments included at applicable tax rates
(h)	The weighted average share number for the three months ended March 31, 2017 is 37,752,304 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Nine months ended March 31, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Loss on sale of intangible asset	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (j)
GAAP Reported	$513,652	$267,503	$23,971	$222,178	43%	$20,861	$61,643	$83	$2,983	$15,514	$121,094	$(57,759)	$63,335	$23,286	$40,049	$—	$40,049	$1.05
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(4,005)	—	4,005		—	—	—	—	—	4,005	—	4,005	—	4,005	—	4,005
Amortization of intangibles (b)	—	—	(23,971)	23,971		—	(582)	—	—	—	24,553	—	24,553	—	24,553	—	24,553
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(83)	—	—	83	—	83	—	83	—	83
Restructuring expenses (d)	—	—	—	—		—	—	—	(2,983)	—	2,983	—	2,983	—	2,983	—	2,983
Loss on sale of intangible asset (e)	—	—	—	—		—	—	—	—	(15,514)	15,514		15,514	—	15,514	—	15,514
Non-cash interest (f)	—	—	—	—		—	—	—	—	—	—	15,656	15,656	—	15,656	—	15,656
Litigation settlement gain (g)	—	—	—	—		—	—	—	—	—	—	(3,500)	(3,500)	—	(3,500)	—	(3,500)
Other (h)	—	—	—	—		—	(7,405)	—	—	—	7,405	—	7,405	—	7,405	—	7,405
Tax adjustments (i)	—	—	—	—		—	—	—	—	—	—	—	—	12,978	(12,978)	—	(12,978)

Non-GAAP Adjusted	$513,652	$263,498	$—	$250,154	49%	$20,861	$53,656	$—	$—	$—	$175,637	$(45,603)	$130,034	$36,264	$93,770	$—	$93,770	$2.46

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude a loss realized on a sale of an intangible asset
(f)	To exclude non-cash interest expense primarily associated with debt issuance costs
(g)	To exclude a settlement gain associated with patent litigation
(h)

 To exclude separation benefits associated with the former Chief Executive Officer as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(i)

 To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(j)	The weighted average share number for the nine months ended March 31, 2018 is 38,112,193 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Nine months ended March 31, 2017
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Intangible asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Net income attributable to noncontrolling interest	Net income (loss) attributable to Lannett Company, Inc.	Diluted earnings (loss) per share (k)
GAAP Reported	$494,223	$227,527	$24,361	$242,335	49%	$30,650	$56,958	$3,674	$5,332	$88,084	$57,637	$(65,913)	$(8,276)	$(2,003)	$(6,273)	$34	$(6,307)	$(0.17)
Adjustments:
Settlement agreement (a)	4,000	—	—	4,000		—	—	—	—	—	4,000	—	4,000	—	4,000	—	4,000
Depreciation of Fixed Assets step-up (b)	—	(3,075)	—	3,075		—	—	—	—	—	3,075	—	3,075	—	3,075	—	3,075
Amortization of Inventory step-up (c)	—	(1,938)	—	1,938		—	—	—	—	—	1,938	—	1,938	—	1,938	—	1,938
Amortization of intangibles (d)	—	—	(24,361)	24,361		—	(1,095)	—	—	—	25,456	—	25,456	—	25,456	—	25,456
Acquisition and integration-related expenses (e)	—	—	—	—		—	—	(3,674)	—	—	3,674	—	3,674	—	3,674	—	3,674
Restructuring expenses (f)	—	—	—	—		—	—	—	(5,332)	—	5,332	—	5,332	—	5,332	—	5,332
Intangible assets impairment charges (g)	—	—	—	—		—	—	—	—	(88,084)	88,084	—	88,084	—	88,084	—	88,084
Non-cash interest (h)	—	—	—	—		—	—	—	—	—	—	15,961	15,961	—	15,961	—	15,961
Other (i)	—	—	—	—		—	(715)	—	—	—	715	—	715	—	715	—	715
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	—	—	49,195	(49,195)	—	(49,195)

Non-GAAP Adjusted	$498,223	$222,514	$—	$275,709	55%	$30,650	$55,148	$—	$—	$—	$189,911	$(49,952)	$139,959	$47,192	$92,767	$34	$92,733	$2.46

(a)	Relates to an adjustment to a settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(d)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(e)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(f)	To exclude expenses associated with the 2016 Restructuring Plan
(g)	To exclude impairment charges related to certain intangible assets acquired as part of the KUPI acquisition
(h)	To exclude non-cash interest expense primarily associated with debt issuance costs
(i)	Primarily relates to separation expenses associated with a former employee
(j)	The tax effect of the pre-tax adjustments included at applicable tax rates
(k)	The weighted average share numbers for the nine months ended March 31, 2017 are 36,785,829 and 37,669,173 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2018 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$685 - $695	—		$685 - $695
Gross margin percentage	approx. 42%	6%	(a)	approx. 48%
R&D expense	$30 - $32	—		$30 - $32
SG&A expense	$79 - $81	($8)	(b)	$71 - $73
Integration and Restructuring expense	$4 - $5	($4 - $5)	(c)	—
Loss on Sale of Intangible Asset	$16	($16)	(d)	—
Interest expense and other	$79 - $80	($17)	(e)	$62 - $63
Effective tax rate	approx. 35%	(7%)	(f)	approx. 28%
Capital expenditures	approx. $50	—		approx. $50

(a) The adjustment primarily reflects amortization of purchased intangible assets and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) The adjustment reflects severance benefits to the former chief executive officer, a reversal of indemnified unrecognized tax benefits as well as amortization of purchased intangible assets related to the acquisition of KUPI

(c) The adjustment primarily reflects expenses related to the 2016 Restructuring Plan

(d) The adjustment reflects a loss on sale of an intangible asset acquired as part of the acquisition of KUPI

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs as well as a litigation settlement gain

(f) The adjustment primarily reflects the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”)

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Nine months ended
	March 31,		March 31,
(in thousands)	2018	2017	2018	2017
Medical Indication
Antibiotic	$3,801	$4,474	$10,701	$13,047
Anti-Psychosis	9,336	14,433	47,127	47,119
Cardiovascular	18,514	14,815	39,955	39,484
Central Nervous System	8,395	11,124	24,137	32,028
Gallstone	3,828	11,157	15,674	37,465
Gastrointestinal	16,562	19,441	46,171	56,470
Glaucoma	875	4,868	5,706	15,962
Migraine	12,888	7,043	43,387	22,066
Muscle Relaxant	3,299	3,673	10,309	10,208
Pain Management	6,594	6,085	18,483	20,132
Respiratory	2,324	4,256	6,200	9,426
Thyroid Deficiency	69,975	44,999	185,983	130,267
Urinary	33	2,619	5,870	12,413
Other	12,376	14,555	38,178	36,870
Contract Manufacturing revenue	5,586	2,178	15,771	15,266
Net Sales	174,386	165,720	513,652	498,223
Settlement agreement	—	(4,000)	—	(4,000)
Total Net Sales	$174,386	$161,720	$513,652	$494,223